UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 13, 2025, MAIA Biotechnology, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the issuance and sale in a private placement (the “Private Placement”) of: (i) 603,769_shares (the “Investor Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) warrants (the “Investor Warrants”) to purchase up to 603,769 shares of Common Stock, at a purchase price per Investor Share of $1.22, for an aggregate purchase price of approximately $736,600.

The Investor Warrants are exercisable at a price per Investor Share of $1.52, which price represents the “Minimum Price” as defined under NYSE American Rule 713 on the date the Purchase Agreement was executed (subject to customary adjustments as set forth in the Investor Warrants, which do not include any provisions relating to price protection), are exercisable commencing six-months following issuance and have a term of three years from the issuance date.

The Investor Shares and the Investor Warrants (and the shares of common stock underlying the Investor Warrants) sold in the Private Placement are being issued as restricted securities as defined in Rule 144 of the Securities Act of 1933, as amended and do not contain any registration rights.

The combined gross proceeds from the Private Placement is expected to be approximately $736,600, prior to deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement to fund the starting cost for Step 1 of Part C of the Phase II trial THIO -101 and for working capital. The closing of the Private Placement is expected to occur on October 15, 2025, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of terms and conditions of the Purchase Agreement and the Investor Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement and the form of the Investor Warrant, which are attached hereto as Exhibits 10.1, and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Investor Shares, the Investor Warrants and the shares issuable upon exercise of the Investor Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On October 13, 2025, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

d) Exhibits.

Exhibit No.	Description
4.1	Form of Investor Warrant
10.1*	Form of Securities Purchase Agreement
99.1	Press Release dated October 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2025

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer

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